EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Sierra Wireless, Inc.
Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-210315) of Sierra Wireless, Inc. of our reports dated March 31, 2017, relating to the consolidated financial statements of Numerex Corp., and the effectiveness of Numerex Corp.’s internal control over financial reporting which appear in this Form 6-K.

/s/ BDO USA, LLP
Atlanta, Georgia

February 19, 2018